UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 30, 2025

MOODY NATIONAL REIT II, INC.
(Exact Name of Registrant as Specified in Its Charter)

Maryland (State or other jurisdiction of incorporation)	000-55778 (Commission File Number)	47-1436295 (I.R.S. Employer Identification No.)

Moody National Companies

9655 Katy Freeway, Suite 600

Houston, TX 77024

(Address of principal executive offices, including zip code)

(713) 977-7500
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered or to be registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On September 26, 2025, subsidiaries of Moody National REIT II, Inc. (the “Company”) entered into an Agreement of Purchase and Sale (the “Sale Agreement”) with BNS Associates, LLC, a Delaware limited liability company unaffiliated with the Company (the “Purchaser”). Pursuant to the Sale Agreement, the Company has agreed, subject to the terms and conditions of the Sale Agreement, to sell all of the Company’s rights and interests in the hotel property located at 635 Lancaster Avenue, Frazer, Pennsylvania, 19355 (the “Hampton Inn Philadelphia”) to the Purchaser for an aggregate purchase price of $10,400,000, subject to certain customary offsets and credits thereto as set forth in the Sale Agreement. The closing of the sale of the Hampton Inn Philadelphia will occur, subject to the satisfaction of all closing conditions set forth in the Sale Agreement, on or before December 15, 2025. There is no guarantee that the closing of the sale of the Hampton Inn Philadelphia will occur on the terms described herein or at all.

Item 5.07.  Submission of Matters to a Vote of Security Holders.

On September 30, 2025, the Company held its 2025 annual meeting of stockholders (the “Annual Meeting”). Holders of 7,585,061 shares of the Company’s common stock were represented by proxy at the Annual Meeting, representing approximately 55% of the total number of outstanding shares of the Company’s common stock eligible to be voted at the Annual Meeting. Set forth below are the voting results for each proposal presented to the Company’s stockholders at the Annual Meeting:

Proposal No. 1: Plan of Complete Liquidation and Dissolution

The proposal to approve a plan of complete liquidation and dissolution of the Company was approved (the “Plan of Liquidation Proposal”). The following votes were taken in connection with the Plan of Liquidation Proposal:

VOTES FOR	VOTES AGAINST	ABSTENTIONS
6,969,638	396,274	219,149

No broker non-votes were cast in the approval of the Plan of Liquidation Proposal.

Proposal No. 2: Election of Directors

The director nominees listed in the table below were elected to serve until the next annual meeting of the Company’s stockholders and until their successors are elected and qualified. The voting results for each such director nominee were as follows:

Name of Nominee	VOTES FOR	VOTES WITHHELD
Brett C. Moody	6,795,733	789,328
Charles L. Horn	6,826,390	758,671
Clifford P. McDaniel	6,814,258	770,803
William H. Armstrong	6,828,163	756,898
John P. Thompson	6,810,845	774,216

No broker non-votes were cast in the election of the director nominees.

Proposal No. 3: Ratification of the Appointment of Independent Registered Public Accounting Firm

The proposal to ratify the appointment of Frazier & Deeter, LLC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025, was approved. The following votes were taken in connection with this proposal:

VOTES FOR	VOTES AGAINST	ABSTENTIONS
7,024,194	266,941	293,926

No broker non-votes were cast in the ratification of the appointment of Frazier & Deeter, LLC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025.

Proposal No. 4: The Adjournment Proposal

The proposal that would permit the Company to proceed with the voting on and approval of only the proposals that have received sufficient votes to be approved at the Annual Meeting, and subsequently, to adjourn the Annual Meeting, to solicit additional proxies to vote in favor of any proposal that has not received sufficient votes to be approved at the Annual Meeting (the “Adjournment Proposal”), was approved. The following votes were taken in connection with the Adjournment Proposal:

VOTES FOR	VOTES AGAINST	ABSTENTIONS
6,787,412	399,790	397,859

Despite the approval of the Adjournment Proposal, the Annual Meeting was not adjourned prior to the completion of all business scheduled to be conducted at the Annual Meeting. No broker non-votes were cast in the approval of the Adjournment Proposal.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: October 2, 2025	MOODY NATIONAL REIT II, INC.

	By:	/s/ Brett C. Moody
Brett C. Moody
Chief Executive Officer and President